AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 8, 2006

                                                     Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             ----------------------
                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                             ----------------------

                               CELGENE CORPORATION
             (Exact name of Registrant as specified in its Charter)


               DELAWARE                                 22-2711928
   (State or other jurisdiction of         (I.R.S. Employer Identification No.)
    incorporation or organization)


                    86 MORRIS AVENUE
                    SUMMIT, NEW JERSEY                              07901
          (Address of principal executive offices)               (Zip code)

                             ----------------------

                  CELGENE CORPORATION 1998 STOCK INCENTIVE PLAN
                            (Full Title of the Plan)

                             ----------------------


                 Sol J. Barer                               COPIES TO:
             Celgene Corporation                      Robert A. Cantone, Esq.
               86 Morris Avenue                         Proskauer Rose LLP
           Summit, New Jersey 07901                        1585 Broadway
   (Name and Address of Agent for Service)         New York, New York 10036-8299
                (908) 673-9000                            (212) 969-3000
   (Telephone number, including area code,
            of agent for service)

                          -----------------------------

                         CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------------------------------
                                             PROPOSED MAXIMUM      PROPOSED MAXIMUM        AMOUNT OF
TITLE OF SECURITIES        AMOUNT TO BE       OFFERING PRICE      AGGREGATE OFFERING     REGISTRATION
TO BE REGISTERED            REGISTERED          PER SHARE                PRICE              FEE (1)
--------------------------------------------------------------------------------------------------------
Common Stock, par
value $.01 per share      22,000,000 (2)      $50.65 (3)           $1,114,300,000 (3)      $119,230.10
--------------------------------------------------------------------------------------------------------

(1) Pursuant to General Instruction E to Form S-8, a filing fee is only being paid with respect to the registration of additional securities for the Celgene Corporation 1998 Stock Incentive Plan (the "Plan"). A Registration Statement on Form S-8 has been filed previously on each of January 4, 1999 (Registration No. 333-70083), June 20, 2000 and March 20, 2001 (Registration No. 333-39716), July
26, 2001 (Registration No. 333-65908), August 14, 2003 (Registration No. 333-107980) and June 30, 2005 (Registration No. 333-126296) for the existing securities under the Plan.

(2) Represents the additional number of shares of common stock, par value $.01 per share ("Common Stock"), which may be granted under the Plan.

(3) Calculated solely for purposes of this offering under Rules 457(c) and 457(h) of the Securities Act of 1933, as amended, on the average of the high and low selling prices per share of the Common Stock as reported on the NASDAQ National Market on November 2, 2006.

                                Explanatory Note

         This Registration Statement is filed pursuant to General Instruction E to Form S-8. The contents of each of the Registration Statements on Form S-8 (Registration Nos. 333-70083, 333-39716, 333-65908, 333-107980 and 333-126296)
are incorporated herein by reference and made a part hereof.

         REGISTRATION OF ADDITIONAL SHARES OF COMMON STOCK UNDER THE PLAN. The aggregate number of shares of Common Stock that may be subject to awards under the Plan is increased from 62,000,000 (as adjusted to reflect all adjustments to the Common Stock on or before February 17, 2006) to 84,000,000 and the limit on the number of shares that may be subject to awards of restricted stock and performance-based awards denominated in shares of Common Stock under the Plan is removed.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

      ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

      The contents of each of the Registration Statements on Form S-8 previously filed with the Securities and Exchange Commission (the "Commission") on January 4, 1999 (Registration No. 333-70083), June 20, 2000 (Registration No. 333-39716), March 20, 2001, Post-Effective Amendment No. 1 with a Reoffer Prospectus (Registration No. 333-39716), July 26, 2001 (Registration No. 333-65908), August 14, 2003 (Registration No. 333-107980) and June 30, 2005
(Registration No. 333-126296) by Celgene Corporation, a Delaware corporation (the "Corporation" or the "Registrant"), are incorporated herein by reference. In addition, the following new documents filed with the Commission by the Corporation are incorporated herein by reference:

               (1) the Corporation's Annual Report on Form 10-K for the fiscal year ended December 31, 2005, filed with the Commission on March 15, 2006 (as updated by our Current Report on Form 8-K dated November 3, 2006);

               (2) the Corporation's Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2006, June 30, 2006 and September 30, 2006, filed with the Commission on May 10, 2006, August 9, 2006 and November 8, 2006, respectively;

               (3) the Corporation's Current Reports on Form 8-K filed with the Commission on January 3, 2006, January 20, 2006, February 21, 2006, April 20, 2006, May 3, 2006, May 26, 2006, June 23, 2006, June 30, 2006, November 3, 2006
and November 6, 2006;

               (4) the description of the Corporation's Common Stock contained in the Corporation's Registration Statement on Form 8-A, File No. 0-16132; and

               (5) all documents subsequently filed by the Corporation pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing such documents.

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or replaces such statement. Any statement contained in a document that is deemed to be incorporated by reference or deemed to be part of this Registration Statement after the most recent effective date may modify or replace existing statements contained in this Registration Statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

      ITEM 8.  EXHIBITS.

      EXHIBIT      DESCRIPTION OF EXHIBIT
      -------      ----------------------

      5.1          Opinion of Proskauer Rose LLP (filed herewith).

      10.1 Amendment No. 2 to Celgene Corporation 1998 Stock Incentive Plan, as amended and restated as of April 23, 2003 (incorporated by reference to Exhibit 10.2 to the Corporation's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2006 filed with the Commission on August 9, 2006).

      23.1         Consent of KPMG LLP (filed herewith).

      23.2         Consent of Proskauer Rose LLP (included in Exhibit 5.1).

      24.1         Power of Attorney (included in signature pages).

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Summit, State of New Jersey, on November 7, 2006.

                                            CELGENE CORPORATION

                                            By: /s/ SOL J. BARER
                                                --------------------------
                                                Sol J. Barer
                                                Chief Executive Officer


                        SIGNATURES AND POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Sol J. Barer and Robert J. Hugin, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, to act, without the other, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) and supplements to this registration statement on Form S-8, under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as full to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed on November 7, 2006 below by the following persons in the capacities indicated.

SIGNATURE                                 TITLE
---------                                 -----

/s/ SOL J. BARER                          Chief Executive Officer, Director
----------------------------------        (Principal Executive Officer)
Sol J. Barer

/s/ ROBERT J. HUGIN                       President, Chief Operating Officer,
----------------------------------        Chief Financial Officer, Director
Robert J. Hugin                           (Principal Accounting and Financial
                                          Officer)

/s/ JOHN W. JACKSON                       Executive Chairman of the Board
----------------------------------
John W. Jackson

/s/ JACK L. BOWMAN                        Director
----------------------------------
Jack L. Bowman

/s/ MICHAEL D. CASEY                      Director
----------------------------------
Michael D. Casey

/s/ RODMAN L. DRAKE                       Director
----------------------------------
Rodman L. Drake

/s/ ARTHUR HULL HAYES, JR.                Director
----------------------------------
Arthur Hull Hayes, Jr.

/s/ GILLA KAPLAN                          Director
----------------------------------
Gilla Kaplan

/s/ RICHARD C.E. MORGAN                   Director
----------------------------------
Richard C.E. Morgan

/s/ WALTER L. ROBB                        Director
----------------------------------
Walter L. Robb

                                  EXHIBIT INDEX

      EXHIBIT      DESCRIPTION OF EXHIBIT
      -------      ----------------------

      5.1          Opinion of Proskauer Rose LLP (filed herewith).

      10.1 Amendment No. 2 to Celgene Corporation 1998 Stock Incentive Plan, as amended and restated as of April 23, 2003 (incorporated by reference to Exhibit 10.2 to the Corporation's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2006 filed with the Commission on August 9, 2006).

      23.1         Consent of KPMG LLP (filed herewith).

      23.2         Consent of Proskauer Rose LLP (included in Exhibit 5.1).

      24.1         Power of Attorney (included in signature pages).